UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 25, 2009

SUNRISE ENERGY RESOURCES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	84-0938688
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

570 Seventh Avenue, Suite 800
New York, New York	10018
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (917) 4634210

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04       Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

During 2006-2007 the Company raised $4,560,000 through the sale of convertible debenture notes (the “Notes”) to Millington Solutions LLC (“Millington”) which presently holds the Notes. The Notes were structured in the following tranches (“the Tranches”) varying by the maturity date, the coupon rate and the conversion price: CD-1001, CD-1009, CD-1011 and CD-1013. The summary of the Notes is provided below:

	Outstanding	Accrued	Total	Original	Coupon	Conversion
	Principal	Interest on 3/30/2009	Outstanding	Maturity	Rate	Price
	USD	USD	USD	Date		USD/Share
CD 1001	917,200	294,421	1,211,621	03/30/09	10%	$2.20
CD 1009	1,990,200	581,215	2,571,415	06/06/09	10%	$2.20
CD 1011	805,900	121,282	927,182	07/25/09	6%	$1.40
CD 1013	846,700	127,920	974,620	02/01/10	7%	$3.00
Total	4,560,000	1,124,837	5,684,837

Tranche CD-1001 of the Notes had an original maturity date of March 30, 2009. Over the past several months, the management has contacted Millington on numerous occasions aiming to restructure the Notes. However, on March 23, 2009 we received a letter from Millington informing the Company of its unwillingness to convert tranche CD-1001 of the Notes into common stock of the Company, extend the maturity date of the Notes or otherwise restructure the Notes. Accordingly, Millington is demanding the repayment by March 30, 2009, of the principal in the amount of $917,200 and the accrued interest thereon in the amount of $294,421 calculated as of March 30, 2009.

In addition, the Company owes Millington $3,642,800 of principal under tranches CD-1009, CD-1011 and CD-1013 as well as accrued interest thereon in the amount of $830,416 calculated as of March 30, 2009. In accordance with paragraph 3 of the Convertible Debenture Agreements, Millington may choose to demand an immediate repayment of all above tranches including principal and the accrued interest if the Company fails to make a payment of principal or interest under any tranche. Millington notified us in their letter that should the Company fail to make timely payment under tranche CD-1001, it intends to exercise its right to accelerate the repayment of principal and interest accrued under tranches CD-1009, CD-1011 and CD-1013. Further, Millington notified the Company that in the event of the Company’s failure to effect the timely settlement of the principal and interest accrued under CD-1001, Millington intends to initiate proceedings against the Company to collect the total amount of principal of $4,560,000 and accrued interest of 1,124,837 due under all Tranches.

The management believes that in the current market environment, it will be unable to raise any significant amount to make the payment under CD-1001 by March 30, 2009 and the remaining Tranches by their respective maturity dates. In order to resolve the situation, the Company responded to Millington on March 24, 2009 with a proposal to discuss the possibility of transferring some or all of the Company’s assets as payment for the Notes.

Item 9.01       Financial Statements and Exhibits

16.1 Letter, dated March 23, 2009 from Millington Solutions LLC

16.2 Response Letter, dated March 24, 2009 from the Company to Millington Solutions LLC

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunrise Energy Resources, Inc.

Dated: March 25, 2009	By:	/s/ Konstantin Tsiryulnikov
Konstantin Tsiryulnikov, CEO